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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  April 2, 1998




                          ACACIA RESEARCH CORPORATION
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             (Exact name of registrant as specified in its charter)




          California                  000-26068                  95-4405754
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)

12 South Raymond Avenue, Pasadena, California                         91105
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   (Address of principal executive offices)                         (Zip Code)




          Registrant's telephone number including area code:  (626) 449-6431


            (Former name or former address, if changed since last report.) Not applicable.

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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On April 2, 1998, Acacia Research Corporation ("Registrant") acquired a 25% membership interest in Internet Software LLC, a Delaware limited liability company ("Internet Software"), pursuant to the terms of the Amended and Restated Operating Agreement by and between H. Lee Browne, Michael Lloyd, Nicholas E.K. Heckett, and Registrant dated April 2, 1998 (the "Operating Agreement"), a copy of which is attached hereto as Exhibit 2.1. Internet Software has developed proprietary software products for use on the Internet and has five patent applications pending, as well as other intellectual property.

          The purchase price for the Registrant's investment in Internet Software was $2.5 million. The purchase price for the 25% membership interest was determined by negotiations among the parties and is based upon estimates of the business potential and risk of Internet Software. The Registrant's investment was made with the proceeds of a private equity financing, made in part to finance the investment, where the Registrant raised gross proceeds of $3.65 million through the sale of 317,393 units, each unit consisting of one share of the Registrant's common stock and one common-stock purchase warrant.

          Under the terms of the Operating Agreement, Mr. Browne, who holds a 33.4% membership interest in Internet Software, was named chief executive officer of Internet Software. Mr. Browne is also the president and chief executive officer of Soundview Technologies Incorporated, a Delaware corporation, of which the Registrant holds a majority interest of 66.7% in its outstanding common stock. In addition, Mr. Browne is the chief executive officer and majority owner of Greenwich Information Technologies LLC, a Delaware limited liability company, of which the Registrant holds a minority interest of 33.3% in its outstanding membership interests. Any compensation Mr. Browne receives as chief executive officer of Internet Software would be in addition to any amounts earned from his positions with the other two entities.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a) Audited financial statements. Financial statements of Internet Software for the period from the date of formation to December 31, 1997 and independent accountants' report thereon. It is impracticable for the Registrant to file such audited financial statements at the time of filing of this Current Report. The Registrant will file such audited financial statements as soon as practicable, but in no event later than 60 days from April 17, 1998.

     (b)  Exhibits

          2.1 Amended and Restated Operating Agreement of Internet Software LLC dated April 2, 1998 by and between H. Lee Browne, Michael Lloyd, Nicholas E.K. Heckett, and Acacia Research Corporation (certain


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               portions omitted and filed separately with the Securities and
               Exchange Commission pursuant to an application for confidential treatment).

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ACACIA RESEARCH CORPORATION



                                   /s/ Paul R. Ryan
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                              By:  Paul R. Ryan
                                   President and Chief Executive Officer



DATED:  April 17, 1998


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